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                                                                    EXHIBIT 3(i)

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         JONES MEDICAL INDUSTRIES, INC.

         JONES MEDICAL INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That by unanimous consent of the Board of Directors of Jones
Medical Industries, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ONE" so that, as amended, said Article shall be and read as follows:

             "The name of the corporation is JONES PHARMA INCORPORATED."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said Jones Medical Industries, Inc. has caused this Certificate to be signed by Dennis M. Jones, its President, and Judith A. Jones, its Secretary, this 19th day of May, 1998.

                                        By:      s/Dennis M. Jones
                                                 -----------------------
                                                 President

                                    Attest:      s/Judith A. Jones
                                                 -----------------------
                                                 Secretary